EXHIBIT 99.1

Researchers at the University of Utah and Brigham Young University  to Collaborate with Ceragenix Pharmaceuticals to Test Novel Approach in Effort to Reduce Risk of Serious Infections among Veterans who Require Artificial Limbs.

Salt Lake City, UT, Provo, UT and Denver, CO.  January 29, 2007.   The University of Utah, Brigham Young University and Ceragenix Pharmaceuticals, Inc.(OTCBB:CGXP) today announced that researchers at the University of Utah have selected Ceragenix’s Cerashield™ as the product it plans to test pursuant to grants received from the United States Department of Defense and the Department of Veterans Affairs, Research Rehabilitation and Development to help find ways to reduce infections associated with artificial limbs.  Ceragenix’s Cerashield, an investigational antimicrobial wound dressing, is based on technology patented by Brigham Young University and exclusively licensed to Ceragenix..  The technology is this year’s winner of the Utah Innovation Award in the field of biotechnology and pharmaceuticals.

Traumatic, combat related amputees have become a vital concern due to the number of young soldiers with limb amputations returning from the recent combat theaters in Iraq and Afghanistan. The ideal strategy for rehabilitating the amputee soldier to an active lifestyle is to develop skeletal implants that can be maintained without infection and attached to the human skeleton for the lifetime of the amputee.  However, in certain cases, bones are shattered so severely that conventional attachment procedures cannot be used.  A new advance in artificial limb attachment – osseointegrated implants – overcomes this limitation and has been shown to allow the patients to have increased mobility, activity levels, gait performance and oxygen consumption efficiency.  Despite these potential clinical advantages, there are reports of serious complications with this approach including a 45% infection rate.

Researchers at the University of Utah Bone and Joint Research Lab believe that the infection-related limitations of current osseointegrated implants can be addressed through use of a novel infection prevention agent.  The University of Utah and the Department of Veterans Affairs have obtained $3.9 million in funding from the U.S. Department of Defense and the VA Research Rehabilitation & Development to research new approaches to help reduce infection rates to allow widespread use of osseointegrated implants.

 “We have evaluated a dozen different compounds and products for their antimicrobial properties, including several silver based approaches, and have selected Cerashield based on our assessment of its excellent activity against multidrug resistant bacteria as the product we wish to evaluate under our grants,” said Dr. Roy Bloebaum, Research Professor and Co-Director of the University of Utah’s Department of Orthopaedics Bone and Joint Research Lab and lead researcher on the project.

“We are honored to have been chosen to participate in this research and we are gratified that our technology may be of benefit to those young men and women who have sacrificed so much for our country” said Steven Porter, Chairman and CEO of Ceragenix Pharmaceuticals, Inc.

About Cerashield

Cerashield, an investigational product, is intended to be used as an antimicrobial wound dressing to help prevent bacterial colonization and infection at the site of catheter and other indwelling medical device insertions into the body. Cerashield is a highly absorbent foam dressing that contains a novel antimicrobial agent, known as either CSA or Ceragenins™. Ceragenins are synthesized aminosterol compounds that mimic or exceed the antimicrobial activity of the naturally occurring antimicrobial peptides that form part of the human body’s innate immune system.  Infections from a wide variety of implanted medical devices are a major health concern as nearly 2 million Americans acquired an infection while in the hospital and 90,000 died from such infections.   It is estimated that in about 70% of such hospital acquired infections, that the infection is linked to the presence of an indwelling medical device such as a central venous catheter.   Infections arise because human beings carry bacteria on the surface of their skin which are ordinarily harmless but which may grow and cause infections when in the presence of a foreign

object such as a medical device.   Cerashield is intended to work by killing the bacteria on the surface of the skin surrounding the medical device to reduce the risk of infection.

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms. Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram™ and NeoCeram™. For additional information on Ceragenix, please visit www.ceragenix.com.

If you would like more information or  to schedule an interview please contact:

Tresha Kramer, Director of Public Relations, University of Utah Orthopaedic Center

Work:  801-587-5262      Cell:  801-652-0353

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the company to raise sufficient capital to finance its planned activities; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration; successful clinical trials of the company’s planned products including; the ability to enroll the studies in a timely manner, patient compliance with the study protocol, a sufficient number of patients completing the studies;  the ability of the company to commercialize its planned products; the ability of the company to consummate a favorable marketing agreement with a partner to market EpiCeram; market acceptance of the company’s planned products, the company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the company to successfully prosecute and protect its intellectual property, and the company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from the company’s forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to the company, may be significant, now or in the future, and these factors may affect the company to a greater extent than indicated. All forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that the company files from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2007. Except as required by law, the company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:
Ceragenix
Steven S. Porter, CEO
720-946-6440

Investor Relations:
Liolios Group, Inc.
949-574-3860
Ron Both, ron@liolios.com, or
Scott Liolios, scott@liolios.com